Exhibit 99.1
NOG Provides Update on First Quarter Hedging Results and Stock Repurchases

Minneapolis – April 16, 2024 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) today provided an update regarding first quarter hedging results and stock repurchases.

HEDGING UPDATE

The Company periodically enters into derivative agreements to hedge a portion of its commodity pricing exposure. For the first quarter of 2024, realized gains on derivatives are expected to be $19.1 million. Unrealized mark-to-market losses on derivatives are expected to be $146.2 million for the quarter.

STOCK REPURCHASE UPDATE

The Company allocated capital in the first quarter of 2024 to common stock repurchases. NOG repurchased 549,356 shares of its common stock at a weighted average price of $36.42 per share, repurchased prior to the most recent dividend record date. For comparative purposes, the average closing price of NOG’s common stock during March 2024 was $37.71, and the final closing price at quarter end was $39.68. As of the end of the first quarter, the Company had $67.5 million of availability remaining on its existing common stock repurchase authorization.

MANAGEMENT COMMENTS

“Repurchases of NOG’s common stock offered a compelling option for our excess cash flow in the first quarter,” commented Nick O’Grady, NOG’s Chief Executive Officer. “With a positive growth outlook, and promising developments in our larger joint operated ventures, NOG is poised for a productive 2024 with a sightline to continued strength in 2025. Our dynamic approach to delivering a compelling total return for our shareholders provides us the flexibility to allocate capital where we see the most attractive value.”

ABOUT NOG
NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

PRELIMINARY INFORMATION
The preliminary unaudited first quarter 2024 financial and operating information included in this press release (including with respect to hedging results and other matters) are based on estimates and subject to completion of NOG’s financial closing procedures. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing procedures, and other developments after the date of this release.

SAFE HARBOR
This release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and growth prospects are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

CONTACT:

Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@northernoil.com

Source: Northern Oil and Gas, Inc.